EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 1, 2017 certain assets were acquired and certain liabilities assumed from Educacion Significativa, LLC (dba United States University) by United States University, Inc. (“USU Inc.”). USU Inc. is the wholly owned subsidiary of Aspen Group Inc. (“AGI”) and was set up for purposes of finalizing the asset purchase transaction. For purposes of purchase accounting, AGI is referred to as the acquirer. AGI acquired the assets and assumed the liabilities of Educacion Significativa, LLC (dba United States University) for a purchase price of $14,604,913. The purchase consideration consisted of a cash payment of $2,500,000 less an adjustment for working capital of $110,331, a convertible note of $2,000,000 and 1,203,209 shares of AGI stock with a closing price of $8.49 per share as of November 30, 2017. The stock consideration represents $10,215,244 of the purchase consideration.

The acquisition was accounted for by AGI in accordance with the acquisition method of accounting and pushdown accounting was applied to record the fair value of the assets acquired and liabilities assumed on USU Inc. Under this method, the purchase price is allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the amount paid over the estimated fair values of the identifiable net assets was $4,811,382 which has been reflected in the balance sheet as goodwill.

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and the historical financial statements of Educacion Significativa, LLC (dba United States University) as adjusted to give effect to the company’s acquisition of Educacion Significativa, LLC and the reported financing transactions. The unaudited pro forma condensed combined statements of operations for the six months ended October 31, 2017 and for the year ended April 30, 2017 give effect to these transactions as if they had occurred on May 1, 2016, the start of that fiscal year. The unaudited pro forma condensed combined balance sheet as of October 31, 2017 gives effect to these transactions as if they had occurred on October 31, 2017.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statement should also be read together with AGI’s historical financial statements, which are included in AGI’s latest annual report on Form 10-K and quarterly report on Form 10-Q, and the historical information of Educacion Significativa LLC (dba United States University) (“USU”) included herein.

Aspen Group, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

October 31, 2017

				Educacion Significativa, LLC	Pro Forma Adjustments
		Pro Forma		(dba United States	Assets and
	Aspen Group Inc.	Adjustments		University)	Liabilities		Other Pro Forma		Pro Forma
	Historical	Aspen Group, Inc.		Historical	Not Acquired		Adjustments		Combined
Assets

Current assets:
Cash and cash equivalents	$5,379,694	$-		$261,353	$-		$-		$5,641,047
Accounts receivable, net	6,390,633	-		147,373	-		170,727	(c)	6,708,733
Other current assets	1,587,772	(944,800)	(a)	1,007,598	(387,598)	(b)	-		1,262,972
Total current assets	13,358,099	(944,800)		1,416,324	(387,598)		170,727		13,612,752

Property and equipment:
Other fixed Assets	471,255	-		1,083,079	(906,412)	(b)	-		647,922
Software	2,459,932	-		-	-		-		2,459,932
	2,931,187	-		1,083,079	(906,412)		-		3,107,854
Less accumulated depreciation and amortization	(1,192,350)	-		(901,884)	901,884	(b)	-		(1,192,350)
Total property and equipment, net	1,738,837	-		181,195	(4,528)		-		1,915,504
Intangible assets, net	-	-		3,580,000	(3,580,000)	(b)	10,100,000	(c)	10,100,000
Goodwill	-	-		925,334	(925,334)	(b)	4,781,344	(c)	4,781,344
Other assets	1,031,518	-		-	-		105,381	(c)	1,136,899

Total assets	$16,128,454	$(944,800)		$6,102,853	$(4,897,460)		$15,157,452		$31,546,499

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:
Accounts payable	$934,367	$-		$292,894	$(84,765)	(b)	$-		$1,142,496
Accrued expenses	246,415	-		1,005,657	(389,075)	(b)	(558,210)	(c)	304,787
Deferred revenue	2,314,163	-		254,999	-		15,001	(c)	2,584,163
Current maturities of long term liabilities	-	-		1,615,000	(1,615,000)	(b)	-		-
Other current liabilities	792,488	-		133,489	(7,806)	(b)	65,417	(c)	983,588
Total current liabilities	4,287,433	-		3,302,039	(2,096,646)		(477,792)		5,015,034

Senior secured loan payable, net of discount	4,302,144	-			-		-		4,302,144
Other long term liabilities	82,978	-		57,888	(57,888)	(b)	-		82,978
Total liabilities	8,672,555	-		3,359,927	(2,154,534)		(477,792)		9,400,156

Stockholders’ equity (deficiency):
Common Stock	13,613	-		-	-		-		13,613
Additional paid-in capital	34,471,602	(944,800)	(a)	44,533,498	(44,533,498)	(b)	15,635,244	(c)	49,162,046
Treasury stock	(70,000)	-		-	-		-		(70,000)
Accumulated deficit	(26,959,316)	-		(41,790,572)	41,790,572	(b)	-		(26,959,316)
Total stockholders’ equity (deficiency)	7,455,899	(944,800)		2,742,926	(2,742,926)		15,635,244		22,146,343

Total liabilities and stockholders’ equity (deficiency)	$16,128,454	$(944,800)		$6,102,853	$(4,897,460)		$15,157,452		$31,546,499

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Aspen Group, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

Six Months Ended October 31, 2017

		Educacion Significativa, LLC
		(dba United States
	Aspen Group Inc.	University)	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

Revenues	$9,094,525	$1,625,021	$-		$10,719,546

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	3,617,150	1,916,911	-		5,534,061
General and administrative	6,297,725	1,964,550	-		8,262,275
Depreciation and amortization	284,074	32,044	-		316,118
Total operating expenses	10,198,949	3,913,505	-		14,112,454

Operating loss	(1,104,424)	(2,288,484)	-		(3,392,908)

Other income (expense):
Other income	41,888	308,179	-		350,067
Interest expense	(186,093)	(42,152)	(250,000)	(d)	(478,245)
Total other expense, net	(144,205)	266,027	(250,000)		(128,178)

Loss before income taxes	(1,248,629)	(2,022,457)	(250,000)		(3,521,086)

Income tax expense (benefit)	-	-	-		-

Net loss	$(1,248,629)	$(2,022,457)	$(250,000)		$(3,521,086)

Net loss per share allocable to common stockholders - basic and diluted	$(0.09)				$(0.26)

Weighted average number of common shares outstanding: basic and diluted	13,548,672				13,548,672

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Aspen Group, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended April 30, 2017

		Educacion Significativa, LLC
		(dba United States
	Aspen Group Inc.	University)	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

Revenues	$14,246,696	$3,791,778	$-		$18,038,474

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	5,061,222	3,058,016	-		8,119,238
General and administrative	9,087,740	4,535,367	-		13,623,107
Program review settlement expense	323,090	-	-		323,090
Depreciation and amortization	556,730	219,230	-		775,960
Total operating expenses	15,028,782	7,812,613	-		22,841,395

Operating loss	(782,086)	(4,020,835)	-		(4,802,921)

Other income (expense):
Other income	14,336	252,259	-		266,595
Interest expense	(337,510)	(7,369)	(563,000)	(d)	(907,879)
Total other expense, net	(323,174)	244,890	(563,000)		(641,284)

Loss before income taxes	(1,105,260)	(3,775,945)	(563,000)		(5,444,205)

Income tax expense (benefit)	-	-	-		-

Net loss	$(1,105,260)	$(3,775,945)	$(563,000)		$(5,444,205)

Net loss per share allocable to common stockholders - basic and diluted	$(0.10)				$(0.47)

Weighted average number of common shares outstanding: basic	11,558,112				11,558,112

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of USU’s assets acquired and liabilities assumed and conformed the accounting policies of USU to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of USU as a result of restructuring activities and other planned cost saving initiatives following the completion of the business combination.

Note 2 — Financing transactions

As part of a $10 million senior secured term loan, AGI had drawn $7.5 million of the facility as of November 30, 2017, and approximately $3.5 million of the loan was used to finance the asset purchase of USU. Terms of the 4 year senior loan include a 10% over 3-month LIBOR per annum interest rate. The pro forma interest adjustments are described in Note 4.

Note 3 — Purchase price allocation

The acquisition was accounted for by AGI in accordance with the acquisition method of accounting and pushdown accounting was applied to record the fair value of the assets acquired and liabilities assumed on USU. Under this method, the purchase price is allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the amount paid over the estimated fair values of the identifiable net assets was $4,811,382 which has been reflected in the balance sheet as goodwill.

The following is a summary of the preliminary valuation analysis of the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition:

	Purchase Price Allocation	Useful Life
Cash & cash equivalents	$-
Current assets acquired	244,465
Other assets acquired	176,667
Intangible assets
Accreditation and regulatory approvals	6,200,000
Trade name and trademarks	1,700,000
Student relationships	2,000,000	2 years
Curriculum	200,000	1 year
Goodwill	4,811,382
Less: Current liabilities assumed	(727,601)
Total Fair value of consideration	$14,604,913

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade names, technology and customer relationships as well as goodwill and (3) other changes to assets and liabilities.

Note 4 – Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a) – Represents the loan and interest from AGI to USU prior to the acquisition date.

(b) – Represents asset not acquired and liabilities not assumed upon acquisition.

(c) – Represents the opening balance sheet adjustments bringing assets acquired and liabilities assumed to fair value less the activity of the month of November.

(d) – Represents the incremental interest expense for the senior secured term loan.